POWER OF ATTORNEY


The undersigned, being a person required to file a statement under Section 30(h) of the Investment Company Act of 1940, as amended (the "1940 Act") and Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") with respect to [PNMAC Mortgage Opportunity Fund], LLC, a Delaware limited liability company, hereby authorizes, designates and appoints Julianne Fries to act as attorney-in-fact to execute and file statements on Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities Exchange Commission, as required by the 1934 Act and the 1940 Act and the rules thereunder, and to take such other actions as such attorney-in-fact may deem necessary or appropriate in connection with such statements, hereby confirming and ratifying all actions that such attorney-in-fact has taken or may take in reliance hereon. This power of attorney shall continue in effect until the undersigned no longer has an obligation to file statements under the section cited above, or until specifically terminated in writing by the undersigned.


IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney on the 21st day of June, 2008.



By:/s/Thomas P. Gybel
Name: Thomas P. Gybel
Title: Board member